Exhibit 4.1
Incentive Stock Option

THIS OPTION AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS OPTION HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS THE MINT LEASING, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW OPTION OR TO THE HOLDER THEREOF A NEW CERTIFICATE FOR THE SHARES ISSUABLE HEREUNDER, AS APPLICABLE, IN EACH CASE NOT BEARING THIS LEGEND, FOR THE OPTION OR SUCH SHARES, AS THE CASE MAY BE, REGISTERED IN THE NAME OF THE HOLDER HEREOF OR THEREOF. A COPY OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS OPTION OR OF THE SHARES ISSUABLE HEREUNDER TO THE SECRETARY OF THE MINT LEASING, INC.

THE MINT LEASING, INC.
INCENTIVE STOCK OPTION

No. ISO 1	Void after July 18, 2018

THIS CERTIFIES THAT, for value received, Jerry Parish (the "Holder") is entitled during the period commencing on July 18, 2008 (“Initial Option Exercise Date”) to subscribe for and purchase One Million (1,000,000) shares of the fully paid and nonassessable Common Stock, $.001 par value (the "Shares"), of THE MINT LEASING, INC., a Nevada corporation (the "Company") at the per share exercise price of $___ (the “Exercise Price”).

This Option is granted pursuant to and is governed  by the Company’s 2008 Officer, Director, Employee and Consultant Stock Option, Stock Warrant and Stock Award Plan (the “Plan”) and shall be treated for federal income tax purposes as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.	Method of Exercise; Payment.

a.
Cash Exercise. The purchase rights represented by this Option may be exercised by the Holder, in whole or in part, by the surrender of this Option (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the Exercise Price of the Shares being purchased.

b.
Cashless Exercise. The Holder, in lieu of purchasing the entire number of Shares subject to purchase hereunder, shall have the right to relinquish all or any part of the then unexercised portion of this Option for a number of Shares to be determined in accordance with the following provisions of this clause (b):

X  =    Y(A-B)
A

Where:

X = the number of Shares to be issued to the Holder under this Section 1(b);

Y = the number of Shares identified in the Notice of Exercise as being relinquished

A = the current market value (as defined below) of one share of Common Stock of the Company on such date; and

B = the Exercise Price on such date.

c.
Stock Certificates. In the event of any exercise of the rights represented by this Option, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Option has been fully exercised or has expired, a new Option representing the shares with respect to which this Option shall not have been exercised shall also be issued to the Holder within such time.

2.
Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Option will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Option may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Option.

3.
Adjustments. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a.
Reclassification. In the case of any reclassification or change of securities of the class issuable upon exercise of this Option (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Option), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Option (in form and substance reasonably satisfactory to the Holder), or the Company shall make appropriate provision without the issuance of a new Option, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Option, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Option, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Option, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Common Stock at the time of the transaction. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

b.
Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Option immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Option immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4.
Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

5.
Fractional Shares. Whether or not the number of shares purchasable upon the exercise of an Option is adjusted pursuant to Section 3 of this Agreement, this Option may not be exercised for fractional shares and the Company shall not be required to issue fractions of Shares upon exercise of the Options or to distribute Shares certificates that evidence fractional Shares.  In lieu of fractional Shares, there shall be returned to the Holder upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

6.	Termination of Business Relationship.

a.
Termination Other than for Cause  If the Holder’s employment with the Company is terminated, other than by reason of death, disability, as defined in Section 5.02 of the Employment Agreement between the Company (originally between The Mint Leasing, Inc., a Texas corporation, and transferred to the Company), and the Holder (the “Employment Agreement), or termination for Cause as defined in Section 5.03 of the Employment Agreement, no further installments of the Option shall become exercisable, and this Option shall terminate (and may no longer be exercised) after the passage of ninety (90) days from the date Holder’s employment ceases, but in no event later than the scheduled expiration date. In such a case, the Holder’s only rights hereunder shall be those that are properly exercised before the termination of the Option.

b.
Termination for Cause. If the Holder’s employment with the Company is terminated for Cause (as defined in Section 5.03 of the Employment Agreement), this Option shall terminate upon the Holder’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

c.
Death of Holder.  If the Holder dies while employed by the Company, this Option may be exercised, to the extent otherwise exercisable on the date of his death, by the Holder’s estate, personal representative or beneficiary to whom this Option has been assigned pursuant to Section 10(a), at any time within 180 days after the date of death, but not later than the scheduled expiration date.

d.
Disability of Holder.  If the Holder’s employment with the Company is terminated by reason of his disability (as defined in the Employment Agreement), this Option may be exercised, to the extent otherwise exercisable on the date the employment was terminated, at any time within 180 days after such termination, but not later than the scheduled expiration date.

e.
Effect of Termination.  At the expiration of time periods described in Sections 6(a), (c) and (d) or the scheduled expiration date, whichever is earlier, this Option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which this Option was properly exercised before such termination.

7.
Representations of the Company. The Company represents that (i) all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the issuance of this Option, the issuance of the Shares pursuant to exercise of this Option, and the performance of the Company's obligations hereunder were taken prior to and are effective as of the Initial Option Exercise Date; and (ii) the Exercise Price is equal to the fair market value of the Company’s Common Stock as of the Initial Option Exercise Date.

8.	Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

a.
This Option and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act").  Upon exercise of this Option, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Option are being acquired for investment and not with a view toward distribution or resale.

b.
The Holder understands that the Option and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

c.
The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Option and the Shares purchasable pursuant to the terms of this Option and of protecting its interests in connection therewith.

d.	The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Option.

9.
Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS THE MINT LEASING, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE NOT BEARING THIS LEGEND FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. A COPY OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE MINT LEASING, INC.

10.	Restrictions Upon Transfer and Removal of Legend.

a.
This Option is not transferable or assignable except by will or by the laws of descent and distribution or pursuant to a valid domestic relations order. Except as set forth in the preceding sentence, during the Holder’s lifetime, only the Holder can exercise this Option.

b.
The Company need not register a transfer of this Option or Shares bearing the restrictive legend set forth in Section 9 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 9 hereof is satisfied.

11.
Rights of Shareholders. No holder of this Option shall be entitled, as an Option holder, to vote or receive dividends or be deemed the holder of any Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Option, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

12.
Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the books of the Company, and (ii) if to the Company, at the address of its principal corporate offices (attention: President) or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

13.
Governing Law. This Option and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas or of any other state.

14.
Entire Agreement; Modification; Waivers  This Agreement contains the entire agreement of the parties, and supersedes any prior agreements with respect to its subject matter.  This Agreement may only be modified only by a written agreement, executed by the Holder and the Company, provided that the Company may make any changes in this Agreement that it shall deem appropriate to correct any defective or inconsistent provision or manifest mistake or error herein contained.

15.
Jurisdiction and Venue  The courts of the State of Texas (the “Texas Courts”) shall have exclusive jurisdiction to hear, adjudicate, decide, determine and enter final judgment in any action, suit, proceeding, case, controversy or dispute, whether at law or in equity or both, and whether in contract or tort or both, arising out of or related to this Agreement, or the construction or enforcement hereof or thereof (any such action, suit, proceeding, case, controversy or dispute, a “Related Action”).  The Company and the Holder hereby irrevocably consent and submit to the exclusive personal jurisdiction of the Texas Courts to hear, adjudicate, decide, determine and enter final judgment in any Related Action.  The Company and the Holder hereby irrevocably waive and agree not to assert any right or claim that it is not personally subject to the jurisdiction of the Texas Courts in any Related Action, including any claim of forum non conveniens or that the Texas Courts are not the proper venue or form to adjudicate any Related Action.  If any Related Action is brought or maintained in any court other than the Texas Courts, then that court shall, at the request of the Company or the Holder, dismiss that action.

16.
Specific Performance  The Company hereby acknowledges and agrees that it is difficult, if not impossible to measure in money the damages that will accrue to the Holder by reason of a failure to issue the Shares under this Agreement, and that the Holder may seek to specifically enforce the Company’s obligation to issue the Shares.  Therefore, if the Holder shall institute any action or proceeding to enforce the provisions hereof, the Company hereby waives all claims or defenses therein that the Holder has an adequate remedy at law, and hereby agrees not to assert or otherwise raise any such claim or defense.

17.	Waiver of Jury Trial The Company and the Holder hereby waive trial by jury in any Related Action.

18.	Attorney’s Fees The prevailing party in any Related Action shall be entitled to recover that party’s costs of suit, including reasonable attorney’s fees.

19.	Binding Effect This Agreement shall be binding on, and shall inure to the benefit of the parties and their respective successors in interest.

20.
Construction, Counterparts  This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the parties as expressed herein. Heading are for the convenience of reference, and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement. A faxed copy or photocopy of a party’s signature shall be deemed an original for all purposes.

Issued this 18th day of July, 2008.
THE MINT LEASING, INC.

By:	/S/ Michael Hluchanek
Michael Hluchanek

EXHIBIT A
NOTICE OF EXERCISE

TO:	The Mint Leasing, Inc.
323 N. Loop West

Houston, TX 77008________________

1.	The undersigned hereby elects to purchase __________ Shares of THE MINT LEASING, INC. pursuant to the terms of the attached Option.

2.
The undersigned elects to exercise the attached Option by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.
The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Option are true and correct as of the date hereof.

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(Signature)
Printed Name:

(Date)